Filed Pursuant to Rule 424(b)(2)

Registration No. 333-231178

PROSPECTUS

$30,000,000

MILESTONE SCIENTIFIC INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants and units that we may sell from time to time in one or more offerings up to a total public offering price of $30,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is listed on the NYSE American under the symbol “MLSS”.  On April 29, 2019, the closing price of our common stock on the NYSE American was $0.42 per share.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus and in any prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2019.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statement and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as Milestone Scientific Inc. (www.sec.gov). Our web site is located at www.milestonescientific.com. The information contained on our web site is not part of this prospectus.

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on April 1, 2019;

●	Current Reports on Form 8-K, filed on January 25, 2019, February 1, 2019, February 14, 2019 and April 9, 2019; and

●

The description of Milestone’s Common Stock contained in its Registration Statement on Form S-2, filed on November 10, 2003, including any further amendment or report filed hereafter for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates.  You should direct a request for copies to us at Attention: Chief Financial Officer, Joseph D’Agostino, Milestone Scientific Inc., 220 South Orange Avenue, Livingston New Jersey 07039 or you may call us at (973) 535-2717.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and risk factors specific to that offering.

We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference.  If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference.  Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information.  We are not offering the securities in any state where such an offer is prohibited.  You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.  You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

All references in this report to “Milestone Scientific, Inc.,” “us,” “our,” “we,” the “Company “or “Milestone” refer to Milestone Scientific Inc., and its consolidated subsidiaries, Wand Dental, Inc., Milestone Advanced Cosmetic Inc. and Milestone Medical Inc. and affiliate, Milestone Education LLC, unless the context otherwise indicates. Milestone Scientific is the owner of the following registered U.S. trademarks: CompuDent®; CompuMed®; CompuFlo®; DPS Dynamic Pressure Sensing technology®; Milestone Scientific®; the Milestone logo®; Safety Wand®; STA Single Tooth Anesthesia System®; and The Wand®.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider risk factors described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018 (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement and all other information contained in this prospectus and in any supplementary prospectus relating to the offering of any of our securities before purchasing any of our securities. Some statements in this prospectus, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.  These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.  You could lose all or part of your investment.

THE BUSINESS

Overview

Milestone Scientific is a biomedical technology research and development company that patents, designs, develops and commercializes innovative diagnostic and therapeutic injection technologies and devices for medical, dental, cosmetic and veterinary applications. Since our inception, we have engaged in pioneering proprietary, innovative, computer-controlled injection technologies and solutions for the medical and dental markets.

We have focused our resources on redefining the worldwide standard of care for injection techniques by making the experience more comfortable for the patient by reducing the anxiety and stress of receiving injections from the healthcare provider. Our computer-controlled injection systems make injections precise, efficient and virtually painless. Milestone’s proprietary DPS Dynamic Pressure Sensing technology is our technology platform that advances the development of next-generation devices, regulating flow rate and monitoring pressure from the tip of the needle, through platform extensions for local anesthesia for subcutaneous drug delivery, used in various dental injections, with specific applications for cosmetic botulinum toxin injections, epidural space identification in regional anesthesia procedures and intra-articular joint injections.

Our dental devices are sold in the United States, U.S. territories, Canada and in 60 other countries with FDA, CE and other clearances. Since receiving FDA clearance in 2017, our epidural devices have had minimal sales in the United States and Europe.

We remain focused on advancing efforts to achieve the following five primary objectives:

●  Establishing Milestone’s DPS Dynamic Pressure Sensing technology platform as the standard-of-care in painless and precise drug delivery, providing for the first time objective visual and audible in-tissue pressure feedback, and continuing to expand platform applications;

●  Following obtaining successful FDA clearance of our first medical device in June 2017, Milestone Scientific is transitioning from a research and development organization to a commercially focused medical device company;

●  Commercializing our CompuFlo Epidural System, a transformative device for epidural anesthesia procedures;

●  Expanding the global footprint of our CompuFlo Epidural System by partnering with distribution companies worldwide; and

●  Continuing the commercial launch of our proprietary cosmetic injection device for delivery of botulinum toxin (such as Botox® and Dysport®).

Corporate Information

We were organized in August 1989 under the laws of the State of Delaware. Our principal executive office is located at 220 South Orange Avenue, Livingston, New Jersey 07039 and our telephone number is (973) 535-2717. Our web address is www.milestonescientific.com. Information contained on or accessed through our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following description of our common stock is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation and bylaws, each as amended, each of which has previously been filed with the SEC and the Delaware General Corporation Law (“DCGL”).

Common Stock

Our authorized capital stock includes 50,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, there are 40,855,720 shares of common stock issued, of which 40,822,387 were outstanding and 33,333 shares were held in the treasury.

Subject to preferences that may apply to preferred shares outstanding at the time, the holders of outstanding common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Directors are elected by plurality vote. Therefore, the holders of a majority of the common stock voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and are not subject to conversion. If we are liquidated or dissolved or our business is otherwise wound up, the holders of common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred shares. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of any offering under the registration statement of which this prospectus forms a part, will be, fully paid and non-assessable.

Authorized but Unissued Common Stock

The DCGL does not require stockholder approval for any issuance of authorized shares, except in certain limited circumstances. However, the listing requirements of the NYSE American, which would apply for so long as our common stock are listed on the NYSE American, require stockholder approval of certain issuances (other than a public offering) equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, as well as for certain issuances of stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved shares of common stock may be to enable our Board of Directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the Board, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their common stock at prices higher than prevailing market prices.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company,. 1 State St 30th Floor, New York, NY 10004.

DESCRIPTION OF PREFERRED STOCK AND PREFERRED STOCK WE MAY OFFER

The following description of the terms of our preferred stock is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation and bylaws, each as amended, each of which has previously been filed with the SEC and the DGCL. In addition, the specific terms of any series of preferred shares will be described in the applicable prospectus supplement.

Our restated certificate of incorporation authorizes us to issue up to 5,000,000 shares of undesignated preferred stock, par value $0.001 per share. We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our Board of Directors.  As of May 14, 2014, our Board of Directors had authorized 7,000 shares of Series A Convertible Preferred Stock (described below), all of which are issued and outstanding. No other shares of preferred stock were issued or are outstanding.

This section describes the general terms and provisions of the preferred stock we may offer as well as the terms of our Series A Stock which may affect other securities that we may offer by this prospectus. This information may not be complete in all respects and is qualified entirely by reference to our certificate of incorporation, with respect to each series of preferred stock, including the Series A Convertible Preferred Stock.

The specific terms of any series of preferred stock will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our certificate of incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Series A Convertible Preferred Stock

In May 2014, Milestone issued 7,000 shares of Series A Convertible Preferred Stock (the “Series A Stock”), with a stated value of $1,000 per share to an accredited investor for $7 million in a Rule 506, Regulation D offering. The Series A Stock votes together with the common stock on an as converted basis and as a single class, except that such shares have class voting rights as to amendments to the certificate of incorporation adversely affecting the Series A Stock, increases in the number of authorized shares of Series A Stock, issuance of additional shares of Series A Stock, increases in the size of the Board prior to the time the holders of the Series A Stock no longer have a right to nominate a designee for election to the board or issuance of “senior stock” or “parity stock.”  The Series A Stock is also entitled to a liquidation preference equal to the greater of 100% of its $1,000 per share stated value or the amount the Series A Stock would receive on conversion into common stock.

The Series A Stock is convertible, at the option of the holder, into the number of shares of common stock equal to the stated value divided by $2.545, subject to anti-dilution adjustments, at any time before May 14, 2019. The Series A Stock is mandatorily convertible on May 14, 2019, into the number of shares of common stock equal to the stated value divided by $2.545 per share or $1.50 per share if the common stock does not trade at $3.15 for period of time, as defined by the Series A Stock certificate of designations, both subject to anti-dilution adjustment. The conversion ratio and anti-dilution adjustment becomes effective if a triggering events occur such as; issuance of stock dividends or distributions, subdivisions, splits, issuance of stock purchase rights, debt and distributions, cash dividends or distributions, self-tender offers and exchange offers, rights plans and issuance below the conversion price, as defined in the Series A Stock certificate of designations.

Future Classes or Series of Preferred Stock

Our Board of Directors is authorized, without shareholder approval, to issue additional series of preferred stock with conversion and other rights that may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

Upon issuance of a new series of preferred stock, our Board of Directors is authorized, to specify:

●	the number of shares to be included in the series;
●	the annual dividend rate for the series, if any, and any restrictions or conditions on the payment of dividends;
●	the redemption price, if any, and the terms and conditions of redemption;
●	any sinking fund provisions for the purchase or redemption of the series;
●	if the series is convertible, the terms and conditions of conversion;
●	the amounts payable to holders upon our liquidation, dissolution or winding up; and
●	any other rights, preferences and limitations relating to the series, including voting rights.

 Specific Terms of a Series of Preferred Stock

The new preferred stock we may offer will be issued in one or more series. The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

●	the designations and stated value per share;
●	the number of shares offered;
●	the amount of liquidation preference per share;
●	the public offering price at which the preferred stock will be issued;
●	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;
●	any redemption or sinking fund provisions;
●	any conversion or exchange rights; and
●	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank. Unless otherwise stated in the prospectus supplement, the new preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our certificate of incorporation so permit.

Dividends. Holders of each series of newly issued preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our Board of Directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our Board of Directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility. Shares of a new series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption. The terms, if any, on which shares of preferred stock of a new series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Milestone, holders of each series of newly issued preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting. The holders of preferred stock of each new series will have no voting rights, except as required by law and as described below or in a prospectus supplement. Our Board of Directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.

No Other Rights. The shares of a new series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

●	as discussed above or in the prospectus supplement;
●	as provided in our certificate of incorporation and in the certificate of designations; and
●	as otherwise required by law.

DESCRIPTION OF WARRANTS WE MAY OFFER

The following description of warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement.

We may issue warrants for the purchase of debt securities, preferred stock, common stock or units. Warrants may be issued independently or together with debt securities, preferred stock, common stock or units and may be attached to or separate from any offered securities. Any issuance of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement, which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
●	the price at which the securities purchasable upon exercise of such warrants may be purchased;
●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock, common stock or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or units, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock, common stock or units purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description of the terms of debt securities that we may issue and the related indenture, if any, is only a summary. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to the applicable indentures, which will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer secured or unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible or exchangeable into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into by us and a bank or trust company. As of the date of this prospectus, we have not entered into any indenture agreements.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.

The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the applicable indenture by the Trust Indenture Act of 1939, or TIA, if any. You should read this summary, the applicable prospectus supplement and the provisions of the applicable indenture or supplemental indenture, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the respective indentures may be unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

●	the issuer or co-obligors of such debt securities;
●	the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
●	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
●	whether the debt securities will be senior, subordinated or junior subordinated;
●	whether the debt securities will be secured or unsecured;
●	any applicable subordination provisions;
●	the maturity date(s) or method for determining same;
●	the interest rate(s) or the method for determining same;
●

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

●	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
●	redemption or early repayment provisions;
●	authorized denominations;
●	form;
●	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
●	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
●

whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

●	amount of discount or premium, if any, with which such debt securities will be issued;
●	any covenants applicable to the particular debt securities being issued;
●	any defaults and events of default applicable to the particular debt securities being issued;
●	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
●

the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer or co-obligors, as the case may be, can select the payment currency;

●	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
●	any restriction or conditions on the transferability of the debt securities;
●	the securities exchange(s) on which the debt securities will be listed, if any;
●	whether any underwriter(s) will act as a market maker(s) for the debt securities;
●	the extent to which a secondary market for the debt securities is expected to develop;
●	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
●	compensation payable to and/or reimbursement of expenses of the trustee of the series of debt securities;
●	provisions for the defeasance of the debt securities or related to satisfaction and discharge of the indenture;
●

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

●

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indentures and the corresponding debt securities shall be construed in accordance with and governed by the laws of the State of Delaware.

 DESCRIPTION OF UNITS WE MAY OFFER

We may issue units consisting of a combination of two or more of any offered securities, at a single price or at a separate price for each security included in the unit. The securities offered may be issued separately or may be evidenced by a separate unit certificate, which may or may not trade separately. The terms and conditions governing the issuance of any units, including the form and content of any certificate evidencing the units, will be described in detail in the prospectus supplement to be filed in connection with the offering of such units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriter, dealer or agent discounts and commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities being offered hereby has been passed upon by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York.

EXPERTS

The consolidated financial statements of Milestone Scientific, Inc. and subsidiaries as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018, incorporated in this Registration Statement by reference have been audited by Friedman LLP, independent registered public accountants, as stated in their report thereon (which report includes an emphasis of matter paragraph as to the substantial doubt regarding our Company's ability to continue as a going concern), and are incorporated by reference, in reliance upon such report given the authority of said firm as experts in accounting and auditing.